UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.    Other Events.

On September 17, 2015, Apricus Biosciences, Inc. (the “Company”) announced top-line results from the RayVa™ Phase 2a trial in patients with scleroderma who also suffer from Raynaud’s phenomenon. The primary objective of this clinical trial was to establish safety and tolerability and to look for pharmacodynamic effects in this targeted population. The clinical trial was a randomized, double-blind, placebo-controlled trial that enrolled approximately thirty-five subjects across four U.S. sites. There were no significant safety or tolerability issues observed in any dosing cohort and there were subjects who demonstrated improvements in blood flow and/or hand temperature across all dosing cohorts. The Company believes that this data, coupled with previously generated non-clinical data, supports moving RayVa forward into future clinical trials.

The Company intends to move RayVa into a later stage Phase 2 clinical trial in 2016. This clinical trial will be designed to assess safety and efficacy in an at-home dosing setting evaluating a symptomatic response to the treatment of an acute episode. To enable the initiation of the Phase 2 trial, the Company plans to complete development of the clinical protocol for at-home dosing, finalize the RayVa formulation and delivery system, and complete manufacturing of clinical trial materials.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the Company’s development activities for RayVa™, including a development pathway and its ability to move RayVa into later stage clinical development; and the timing and design of the planned Phase 2 clinical trial and planned development and manufacturing activities to enable such a trial. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: its ability to receive feedback from the FDA on the development of RayVa and, based on such feedback, further develop RayVa for the treatment of Raynaud's Phenomenon in patients with scleroderma, as well as the timing of such events; the Company’s ability to carry out further clinical studies for RayVa, as well as the timing and success of the results of such studies; the Company’s ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; and the Company’s ability to manufacture sufficient clinical trial materials and its reliance on third parties to do so. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: September 18, 2015	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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